Exhibit 10.19

Amendment No. 3 to the
Executive Employment Agreement
Between Track Group, Inc. and Derek Cassell
Dated December 1, 2016

THIS AMENDMENT NO. 3 to that certain Executive Employment Agreement by and between Track Group, Inc. (the “Company”) and Derek Cassell (the “Executive”) entered into as of December 21, 2020.

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement dated December 1, 2016, as amended by Amendment No. 1 on February 13, 2017 and Amendment No. 2 on December 13, 2017 (together, the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend one provision of the Employment Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Paragraph 5A. of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“A.
Employment Term of Agreement. The Employment Term of this Agreement shall commence on October 1, 2016 and shall continue in effect until December 31, 2021 unless earlier terminated by either party in accordance with the provisions of this Section 5 or extended by mutual agreement of the parties.”

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 3 to the Executive Employment Agreement between Track Group, Inc. and Derek Cassell dated December 21, 2020, in the case of the Company by its duly authorized officer, as of the day and year first above written.

TRACK GROUP, INC. By:_/s/ Guy Dubois Guy Dubois Chairman of the Board	EXECUTIVE By: /s/ Derek Cassell Derek Cassell